Exhibit 99.3

KEY EMPLOYEE RETENTION PROGRAM AND
CHANGE IN CONTROL RELEASE AGREEMENT

This Key Employee Retention Agreement and Change in Control Release Agreement (“Agreement”), made and entered into by and among Mirant Corporation (“Mirant”), Mirant Services LLC (the “Company”) and Vance N. Booker (“Executive”), is effective on the eighth day following execution of this Agreement by Executive.

W I T N E S S E T H:

WHEREAS, Executive serves as Senior Vice President of Administration of the Company and is party to an individual Change in Control Agreement with Mirant and the Company; and

WHEREAS, Mirant and the Company desire to terminate and cancel the individual Change in Control Agreement and any other Change in Control policies or provisions with Executive or applicable to him (collectively, the “Change in Control Agreements”); and

WHEREAS, Mirant is willing to provide other benefits to Executive to which he would not otherwise be entitled in exchange for the termination of the Change in Control Agreements; and

WHEREAS, Executive is willing to agree to the termination of any Change in Control Agreements and waive any rights thereunder and is willing to provide a release of all benefits pursuant to such Change in Control Agreements to Mirant and the Company;

NOW, THEREFORE, in consideration of the premises, and the agreements of the parties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Pursuant to and in conformance with the order of the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the “Bankruptcy Court”),  In re:  Mirant Corporation, et al., (Case No. 03-46590) dated August 11, 2004 (the “Order”), the individual Change in Control Agreement entered into between the parties on the 2nd of April, 2001 and its subsequent Amendment dated September 10, 2001, are each hereby terminated and cancelled and are no longer in effect between the parties.  Executive further agrees that he is herewith waiving any rights to any Change in Control benefits contained in any Mirant or Company Plans or Agreements applicable to Executive.  In addition, Executive acknowledges that Mirant has terminated its Change in Control Plans and the Change in Control Benefit Plan Determination Policy as they apply to him and all other employees of Mirant and the Company.

2.             In consideration for Executive’s Agreement and promises contained herein, Mirant and the Company agree that Executive will be entitled to participate in the Key Employee Retention Program (“KERP”) and the KERP Enhanced Severance Program, as described in Attachment A and in the above-referenced Order.

3.             Upon receipt of any severance payment as described in Attachment A, the Executive shall be deemed to have waived any right to treatment as an administrative claim any claims he may have on account of any retention agreement, employment agreement, severance agreement, and/or other employee benefit plan.

4.             The Executive for himself, his successors, heirs and assigns hereby forever releases and discharges Mirant and the Company, their officers, directors, employees, agents, corporate affiliates and successors (hereinafter “Releasees”), from any claims, causes of actions, contracts or liabilities whatsoever in law or in equity whether known or unknown or suspected to exist by Executive, which Executive has had or may now have against Releasees arising from or connected with the termination and cancellation of any Change in Control Agreements between the parties.  Such claims or causes of action shall include, but not be limited to claims under the Age Discrimination in Employment Act, the Older Worker Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act or any other federal, state or local laws dealing with employment discrimination or breach of contract.  The Executive specifically agrees that this Release extends to all claims of every nature and kind, whatsoever, known or unknown, past or present, which existed prior to the execution of this Agreement, involving or arising out of the termination and cancellation of any Change in Control Agreements with Mirant and the Company.

5.             As part of this Agreement, Mirant and the Company waive any claims of the Debtors’estates against the Executive for any recovery of amounts paid in connection with the initial funding of the annuity purchased on or around December 2003 on behalf of Executive to secure a portion of the Executive’s non-qualified benefits. In the event the Executive receives any severance as provided herein, there will be no mandatory reduction of such severance by an amount equal to the aggregate of eighteen (18) months of annuity payments, as previously ordered by the Bankruptcy Court.

6.             The Release contained in this Agreement does not extend to any other benefits provided by Mirant or the Company or to any other agreements between the parties, except as specifically set forth herein.

7.             The parties acknowledge that this Agreement is a product of voluntary negotiations and that they fully understand the extent and impact of its provisions (especially that it is intended to release potentially valuable benefits to Executive).  In addition, Executive acknowledges that he has had an opportunity to consult with an attorney regarding this Agreement and that it has been recommended to him that he consult counsel.  Further, he acknowledges that he has been given twenty-one days to consider this Agreement prior to its execution.  Executive understands that he may revoke this Agreement at any time within seven (7) days following its execution.  EXECUTIVE STATES AND ACKNOWLEDGES THAT HE HAS READ THE FOREGOING AGREEMENT AND UNDERSTANDS THAT IT CONTAINS A GENERAL RELEASE OF ANY AND ALL CLAIMS WHICH HE MIGHT HAVE AGAINST RELEASEES IN CONNECTION WITH THE TERMINATION AND CANCELLATION OF CHANGE IN CONTROL AGREEMENTS, AND THAT HE IS EXECUTING THIS AGREEMENT VOLUNTARILY.

                8.             This Agreement is entered into in the State of Georgia and shall be governed by the laws thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

MIRANT CORPORATION			MIRANT SERVICES LLC

By:	/s/ S. Marce Fuller	By:	/s/ S. Marce Fuller
Name:	S. Marce Fuller		Name:	S. Marce Fuller
Title:	President and Chief Executive Officer		Title:	President and Chief Executive Officer

Dated:	September 23, 2004	Dated:	September 23, 2004

EXECUTIVE

By:	/s/ Vance N. Booker
Vance N. Booker

Dated:	September 23, 2004

Attachment A for Vance N. Booker

KERP Total:

•                  You are eligible to earn up to 100% of your base salary, as effective August 11, 2004 (“Eligible Bonus”).

•                  If a plan of reorganization is filed by November 22, 2004 you will earn the full amount of Eligible Bonus, unless otherwise ordered by the Court.

•                  With the passing of each month after November 22, 2004 for which a plan of reorganization is not filed, the Eligible Bonus is reduced by 10% of the original, unless otherwise ordered by the Court.

KERP Payment Dates

The total amount earned will be calculated when the plan of reorganization is filed. The awards will payout according to the following schedule:

Payment Schedule	Amount
1. Filing of a plan of reorganization	15% of Eligible Bonus
2. Confirmation of a plan of reorganization	35% of Eligible Bonus
3. Effective Date of a plan of reorganization	50% of Eligible Bonus

Each payment will be paid in the pay period in which they are earned, which is typically within 15 days.

KERP Enhanced Severance

As a Management Council member participating in KERP, if terminated not for cause, including constructive termination(1), up to one year post-emergence from Chapter 11, you will receive KERP Enhanced Severance which is equivalent of twenty-four months base salary plus target short-term incentive at time of termination and twenty four months of medical benefits. To receive such severance benefit you must waive any right to an administrative claim on any individual agreements such as retention agreements, employment agreements, and/or employee benefit plans.

(1) Constructive termination shall mean:

a.               Inconsistent Duties.  A meaningful and detrimental alteration in the employee’s position or in the nature or status of his responsibilities, except for a similar alteration in the position or in the nature or status of the responsibilities of other employees of the Debtors;

b.              Reduced Salary.  A reduction of five percent (5%) or more of the employee’s base salary rate (“Base Salary”), except for an across-the-board Base Salary rate reduction similarly affecting at least ninety-five percent (95%) of all employees of the Debtors;

c.               Inconsistent Benefits.  A receipt of benefits that are materially less favorable than those offered to other employees of similar position; or

d.              Relocation.  A change in the employee’s work location to a location more than fifty (50) miles from the facility where the employee was located, unless such new work location is within fifty (50) miles from the employee’s principal place of residence.

Constructive Termination shall not include the employee’s death or disability.

Treatment of KERP Upon Termination

•                  Award is forfeited if you voluntarily terminate your employment for any reason or Mirant terminates you for cause prior to the payment dates.

•                  Should your employment with Mirant be terminated not for cause prior to November 22, 2004, you shall be entitled to receive the pro rata portion of the total KERP bonus based on the time worked between August 11th and November 22nd. If terminated after November 22, 2004 you will be entitled to receive the total bonus award for which you are eligible. Such payments will be made at the same time as they are made to active KERP participants on the scheduled date of payout.

Additional Terms:

1.               Award is forfeited if you voluntarily terminate your employment for any reason or Mirant terminates you for cause prior to the payment dates.

2.               Participants must be actively employed on the date of payout, unless terminated not for cause or constructive termination, in order to receive the KERP payment.

3.               If a participant receives a payment under the KERP Enhanced Severance Plan any distribution that you are entitled to receive on account of an allowed claim under any employment and/or severance agreement, including claims arising under Retention Agreements, shall be reduced by the total amount paid under the severance plan provided such allowed claims will be limited by bankruptcy code 11 U.S.C § 502(b)(7)

4.               Payment of the award amount shall not be considered wages, salaries or compensation under any other benefit plan.

5.               All legally required taxes will be withheld from the above amounts at the time of payment.